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EXHIBIT 23 - B CONSENT OF CROWE CHIZEK AND COMPANY LLP

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the Registration Statement on Form S-4 of Security Banc Corporation, of our report dated January 5, 1996 on the 1995, 1994 and 1993 consolidated financial statements of CitNat Bancorp, Inc. We also consent to the reference to us under the heading "Experts" in the Prospectus, which is part of the registration statement.

                                       /s/ Crowe Chizek and Company LLP
                                 ----------------------------------------------
                                       Crowe, Chizek and Company LLP

Columbus, Ohio
July 2, 1996